SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 4, 2001



                          NEUROCRINE BIOSCIENCES, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                      0-28150                33-0525145
 (STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)    (I.R.S. EMPLOYER
       OF INCORPORATION)                                     IDENTIFICATION NO.)

        10555 SCIENCE CENTER DRIVE, SAN DIEGO, CALIFORNIA          92121
            (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)            (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (858) 658-7600



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     This Current Report on Form 8-K is filed by Neurocrine Biosciences, Inc., a
Delaware corporation (the "Company"), in connection with the matters described herein.

ITEM 5.  OTHER EVENTS.

     On December 4, 2001, the Company announced that it has priced a public offering of 3,500,000 shares of common stock at a price of $46.75 per share. The company offered all of the 3,500,000 shares pursuant to the Company's Registration Statement on Form S-3 (File No. 333-73216). The underwriters have a 30-day option to purchase up to 525,000 additional shares of common stock from the company solely to cover over-allotments, if any.

     The joint bookrunning managers for the offering were Deutsche Banc Alex. Brown and Credit Suisse First Boston Corporation. Co-managers of this offering were CIBC World Markets Corp., Lehman Brothers Inc., and UBS Warburg LLC.

     Copies  of the  final  prospectus  supplement  may  be  obtained  from  the
Prospectus Departments at Deutsche Banc Alex. Brown, One South Street, Baltimore, MD 21202, (410) 895-2070, Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, NY 10010, (212) 325-2000 or from the offices of any of the managing underwriters identified above.

     This announcement is neither an offer to sell nor a solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state. A registration statement relating to these securities has been filed with and has been declared effective by the Securities and Exchange Commission.

     The number of shares offered represented an increase of 250,000 shares (or 287,500 shares if the underwriters' over-allotment option is exercised in full) of the number of shares previously announced. Attached as Exhibit 5.1 is the opinion of Latham & Watkins relating to the legality of the additional shares to be offered.

ITEM 7.  EXHIBITS.

(c)      Exhibits.

           Exhibit
           Number              Description of Exhibit
           ------              -------------------------
             5.1               Opinion of Latham & Watkins


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2001                      NEUROCRINE BIOSCIENCES, Inc.



                                   By:     /s/ PAUL W. HAWRAN
                                           -----------------------------------
                                           Paul W. Hawran
                                           Executive Vice President and
                                           Chief Financial Officer